Exhibit 99(b)
ESI TRACTEBEL FUNDING CORP. (the registrant) Certification Of Periodic Report
I, Mark R. Sorensen, Treasurer (equivalent to the Chief Financial Officer) of ESI Tractebel Funding Corp. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

the Annual Report on Form 10-K of the registrant for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 27, 2003

MARK R. SORENSEN

Mark R. Sorensen Treasurer (equivalent to the Chief Financial Officer) ESI Tractebel Funding Corp.

A signed original of this written statement required by Section 906 has been provided to ESI Tractebel Funding Corp. and will be retained by ESI Tractebel Funding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.